EXHIBIT 23.1

CONSENTS OF KPMG LLP

The Board of Directors and Stockholders
Circuit City Stores, Inc.:

We consent to the use of our reports dated April 2, 2002, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 2002 and 2001 and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are included in this proxy statement/prospectus and incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc.

We also consent to the use of our reports dated April 2, 2002, relating to the balance sheets of the Circuit City Group as of February 28, 2002 and 2001 and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc. Our reports on the Circuit City Group dated April 2, 2002, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by accounting principles generally accepted in the United States of America.

We also consent to the use of our reports dated April 2, 2002, relating to the balance sheets of the CarMax Group as of February 28, 2002 and 2001 and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc.

We also consent to the reference to our firm under the headings “Experts” and “Circuit City Stores, Inc. Selected Historical Consolidated Financial Information” and “Circuit City Group Selected Historical Financial Information” in the proxy statement/prospectus.

/s/ KPMG LLP

Richmond, Virginia
August 2, 2002

The Board of Directors and Stockholders
Circuit City Stores, Inc.:

We consent to the use of our reports dated April 2, 2002, relating to the consolidated balance sheets of CarMax, Inc. and subsidiaries as of February 28, 2002 and 2001, and the related consolidated statements of earnings, equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, included herein, and to the reference to our firm under the headings “Experts” and “CarMax, Inc. Selected Historical Consolidated Financial Information” in the proxy statement/prospectus.

/s/ KPMG LLP

Richmond, Virginia
August 2, 2002

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